                                                                   Exhibit 10.19


                SERIES E CONVERTIBLE PREFERRED STOCK AND WARRANT

                               PURCHASE AGREEMENT

                                     between

                          ASPECT MEDICAL SYSTEMS, INC.

                                       and

                   THE SEVERAL PURCHASERS NAMED IN SCHEDULE I

                          Dated as of December 17, 1998

                                TABLE OF CONTENTS

                                                                              Page
1.    Authorization and Sale of Shares and Warrants; Use of Proceeds;
      Restricted Securities.................................................    1
      1.01  Authorization...................................................    1
      1.02  Sale of Shares and Warrants.....................................    1
      1.03  Use of Proceeds.................................................    1
      1.04  Restricted Securities...........................................    1

2.    Closing...............................................................    2

3.    Representations of the Company........................................    2
      3.01  Organization and Standing.......................................    2
      3.02  Capitalization..................................................    3
      3.03  Subsidiaries....................................................    4
      3.04  Stockholder List and Agreements.................................    4
      3.05  Issuance of Shares..............................................    4
      3.06  Authority for Agreements, Etc...................................    5
      3.07  Governmental and Other Consents.................................    5
      3.08  Litigation; Compliance with Law.................................    6
      3.09  Taxes...........................................................    6
      3.10  Financial Statements............................................    7
      3.11  Books and Records...............................................    7
      3.12  Title to Properties, Leasehold Interests, Liens and Encumbrances    8
      3.13  Compliance with Other Instruments...............................    8
      3.14  Indebtedness to Affiliates......................................    8
      3.15  Contracts.......................................................   .8
      3.16  U.S. Real Property Holding Corporation..........................    9
      3.17  Insurance.......................................................    9
      3.18  Patents, Trademarks, Etc........................................    9
      3.19  Proprietary Information of Third Parties........................   10
      3.20  Proprietary Information and Inventions Agreements...............   10
      3.21  Key Employees...................................................   10
      3.22  Brokers.........................................................   10
      3.23  Disclosure......................................................   10
      3.24  Compliance with Environmental and Safety Laws...................   11
      3.25  Year 2000 Compliance............................................   13

4.    Representations and Warranties of the Purchasers......................   14
      4.01  Investment......................................................   14
      4.02  Authority.......................................................   14

      4.03  Experience......................................................   14
      4.04  Accredited Investor.............................................   15
      4.05  Restricted Securities...........................................   15
      4.06  Qualified Institutional Buyer...................................   15

5.    Conditions to Obligations of the Purchasers at the Closing............   15
      5.01  Issuance of Shares and Warrants.................................   15
      5.02  Accuracy of Representations and Warranties......................   15
      5.03  Performance.....................................................   15
      5.04  All Proceedings to be Satisfactory..............................   16
      5.05  Compliance Certificate..........................................   16
      5.06  Consents; Filings...............................................   16
      5.07  Opinion of Counsel..............................................   16
      5.08  Filing of Charter...............................................   16
      5.09  Certificates and Documents......................................   16
      5.10  Voting Agreement................................................   17
      5.11  Co-Sale Agreement...............................................   17
      5.12  Rights of First Refusal.........................................   17
      5.13  Registration Rights Agreement...................................   17
      5.14  Minimum Sales...................................................   18
      5.15  Legal Fees......................................................   18
      5.16  No Adverse Changes..............................................   18

6.    Conditions to the Obligations of the Company..........................   18
      6.01  Accuracy of Representations and Warranties......................   18

7.    Covenants of the Company..............................................   18
      7.01  Inspection......................................................   18
      7.02  Financial Statements and Other Information......................   19
      7.03  Material Changes and Litigation.................................   20
      7.04  Key Man Insurance...............................................   20
      7.05  Other Insurance.................................................   20
      7.06  Accounts and Records............................................   20
      7.07  Availability of Common Stock for Conversion.....................   21
      7.08  Proprietary Information and Inventions Agreements...............   21
      7.09  Non-Competition.................................................   21
      7.10  Use of Proceeds.................................................   21
      7.11  Prepayment of Taxes; Corporate Existence........................   21
      7.12  Special Covenants...............................................   22
      7.13  Board of Directors..............................................   24
      7.14  Right of First Refusal..........................................   25
      7.15  Termination of Covenants........................................   26

8.    Waiver of Prior Preemptive Rights; Termination of Covenants...........   27

9.    Successors and Assigns................................................   27

10.   Transfers of Certain Rights...........................................   28

11.   Confidentiality.......................................................   28

12.   Survival of Representations and Warranties............................   29

13.   Notices...............................................................   29

14.   Brokers...............................................................   29

15.   Entire Agreement......................................................   29

16.   Amendments and Waivers................................................   30

17.   Consents..............................................................   30

18.   Counterparts..........................................................   30

19.   Headings..............................................................   30

20.   Severability..........................................................   30

21.   Governing Law.........................................................   30


INDEX TO SCHEDULES

SCHEDULE   I      Purchasers
SCHEDULE  II      Disclosure Schedule
SCHEDULE III      Stockholders List

INDEX TO EXHIBITS

EXHIBIT A         Restated Certificate of Incorporation
EXHIBIT B         Form of Warrant
EXHIBIT C         Fourth Amended and Restated Right of First Refusal and
                  Co-Sale Agreement
EXHIBIT D         Fourth Amended and Restated Registration Rights Agreement
EXHIBIT E         Fourth Amended and Restated Voting Agreement
EXHIBIT F         Non-Disclosure and Assignment of Inventions Agreement
EXHIBIT G         Opinion of Hale and Dorr LLP

      SERIES E CONVERTIBLE PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

      This Agreement dated as of December 17, 1998 is entered into by and among Aspect Medical Systems, Inc., a Delaware corporation (the "Company"), and the several purchasers listed on Schedule I hereto (individually a "Purchaser" and collectively the "Purchasers").

      In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

      1. Authorization and Sale of Shares and Warrants; Use of Proceeds; Restricted Securities.

            1.01 Authorization. The Company has, on or before the Closing (as defined in Section 2 below), duly authorized the sale and issuance of (a) up to 1,760,000 shares (the "Preferred Shares") of its Series E Convertible Preferred Stock, $.01 par value per share (the "Series E Preferred Stock"), having the rights, restrictions, privileges and preferences as set forth in the Restated Certificate of Incorporation attached as Exhibit A hereto (the "Charter"), and
(b) warrants (the "Warrants") to purchase up to 193,600 shares (the "Warrant Shares") of Common Stock, $.01 par value per share of the Company (the "Common Stock"). The Company has, on or before the Closing, adopted and filed the Charter with the Secretary of State of the State of Delaware.

            1.02 Sale of Shares and Warrants. Subject to the terms and conditions of this Agreement, at the Closing, the Company agrees to sell and issue to each of the Purchasers, and each of the Purchasers acting severally and not jointly agrees to purchase from the Company, for a purchase price of $10.00 per share, (a) the number of shares of Series E Preferred Stock set forth opposite the name of such Purchaser on Schedule I hereto under the heading "Preferred Shares to be Purchased" and (b) Warrants to purchase the number of shares of Common Stock set forth opposite the name of such Purchaser on Schedule I hereto under the heading "Shares of Common Stock Subject to Warrants". The Warrants shall have an exercise price of $12.50 per share and shall be issued upon such other terms and conditions as are set forth in the form of Warrant attached hereto as Exhibit B.

            1.03 Use of Proceeds. The Company will use the proceeds from the sale of the Preferred Shares and Warrants primarily for research and development and working capital, to purchase capital equipment and for sales and marketing efforts.

            1.04 Restricted Securities. The offer, issuance and sale of the Preferred Shares hereunder has not been registered under the Securities Act of 1933 (as amended, the "Securities Act"). The Preferred Shares, the Warrants, the shares of Common Stock issuable upon conversion of the Preferred Shares (the "Conversion

Shares") and the Warrant Shares are "restricted securities" within the meaning of Rule 144 under the Securities Act. The Purchasers do not have the protections of Section 11 of the Securities Act in connection with the sale of the Preferred Shares and Warrants hereunder or, after the date hereof, the issuance or sale of the Conversion Shares or the Warrant Shares.

      2. Closing. (a) The closing of the sale and purchase of the Preferred Shares and the Warrants shall take place at the offices of Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, Massachusetts at 10:00 a.m. on December __, 1998, or at such other time, date and location as are agreeable to the Company and the Purchasers (the "Closing"). The date on which the Closing occurs shall hereinafter be referred to as the "Closing Date."

            (b) At the Closing (i) the Company shall deliver to each Purchaser
(a) a certificate evidencing the shares of Series E Preferred Stock purchased by such Purchaser pursuant to Section 1.02 hereof, with such certificates registered in the name of such Purchaser, (b) a Warrant purchased by such Purchaser pursuant to Section 1.02 hereof exercisable for the number of Warrant Shares set forth on Schedule I registered in the name of the Purchaser, and (ii) each Purchaser shall deliver to the Company the dollar amount set forth opposite such Purchaser"s name on Schedule I hereto under the heading "Aggregate Purchase Price For Preferred Shares and Warrants," (i) in cash, (ii) by certified check payable to the order of the Company, (iii) by wire transfer or (iv) any combination of such methods.

            (c) If at the Closing, any of the conditions specified in Section 5 have not been met, each of the Purchasers may elect to be relieved of any obligations under this Agreement with respect to the Closing without waiving any of the rights or remedies such Purchaser may have by reason of such failure to meet such conditions.

      3. Representations of the Company. Except as disclosed by the Company in
Schedule II hereto, the Company hereby represents and warrants to each of the Purchasers as follows:

            3.01 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it, to enter into and perform this Agreement and any agreements contemplated by this Agreement and to carry out the transactions and perform the obligations contemplated herein. The Company is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the failure to so qualify would have a material adverse effect on the operations or financial condition of the Company. The Company has delivered to the Purchasers true and complete copies of its Charter and By-Laws, each as amended to date.

            3.02 Capitalization. Effective immediately prior to the Closing, the authorized capital stock of the Company will consist of (i) 17,030,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), of which 1,778,359 shares are issued and outstanding; and (ii) 22,363,224 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock"), of which (a) 406,898 shares have been designated Series A-1 Convertible Preferred Stock (the "Series A-1 Preferred Stock"), 406,898 of which are issued and outstanding, (b) 406,898 shares have been designated Series A-2 Convertible Preferred Stock (the "Series A-2 Preferred Stock"), none of which are issued and outstanding, (c) 3,800,428 shares have been designated Series B-1 Convertible Preferred Stock (the "Series B-1 Preferred Stock"), 3,800,428 of which are issued and outstanding, (d) 3,800,428 shares have been designated Series B-2 Convertible Preferred Stock (the "Series B-2 Preferred Stock"), none of which are issued and outstanding,
(e) 3,500,000 have been designated Series C Convertible Preferred Stock (the "Series C Preferred Stock"), 3,439,949 of which shares are issued and outstanding, (f) 3,500,000 have been designated Series C-2 Convertible Preferred Stock (the "Series C-2 Preferred Stock"), none of which are issued and outstanding, (g) 1,714,286 have been designated Series D Convertible Preferred Stock (the "Series D Preferred Stock"), 1,666,234 of which are issued and outstanding, (h) 1,714,286 have been designated Series D-2 Convertible Preferred Stock (the "Series D-2 Preferred Stock"), none of which are issued and outstanding, (i) 1,760,000 shares of Series E Preferred Stock, none of which are issued and outstanding and (j) 1,760,000 shares of Series E-2 Convertible Preferred Stock (the "Series E-2 Preferred Stock"), none of which are issued and outstanding. All of the issued and outstanding shares of Common Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series C Preferred Stock, Series C-2 Preferred Stock, Series D Preferred Stock and Series D-2 Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. All of the Series E Preferred Stock and Series E-2 Preferred Stock have been duly authorized and when issued in accordance with the terms of this Agreement or the Charter will be validly issued and fully paid and nonassessable. Except as set forth in Schedule II hereto or as provided in this Agreement, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any share of capital stock of the Company is authorized or outstanding; (ii) there is not any commitment of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company; and (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or to make any other distribution in respect thereof. Except as set forth in the Third Amended and Restated Registration Rights Agreement dated as of February 13, 1998 by and among the Company and the several parties named in the signature pages thereto, as amended (the "Old Registration Rights Agreement"), or as otherwise set forth in Schedule II or as provided in this Agreement, no person or entity is entitled to (i) any preemptive or similar right with respect to the issuance of any capital stock of the Company, or (ii) any rights with respect to the registration of any capital stock of the Company under the Securities Act of 1933, as amended (the "Securities Act"). All of the issued and outstanding shares of Common Stock and Preferred Stock have been offered, issued and sold by the Company in compliance with applicable federal and state securities laws. To the best of the Company"s knowledge, no stockholder of the Company has granted options or other rights to purchase any shares of Common Stock.

            3.03 Subsidiaries. Except as otherwise set forth in Schedule II, the Company has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation, or any interest in any partnership, joint venture or other non-corporate business enterprise.

            3.04 Stockholder List and Agreements. Attached as Schedule III is a true and complete list of the stockholders of the Company, showing the number of shares of Common Stock or other securities of the Company held by each stockholder as of the date of this Agreement. Except as set forth in the By-Laws of the Company, as amended to date, the Third Amended and Restated Voting Agreement dated as of February 13, 1998 by and among the Company and the several parties named in the signature pages thereto, as amended (the "Old Voting Agreement"), and the Third Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of February 13, 1998 by and among the Company and the several parties named in the signature pages thereto, as amended (the "Old Co-Sale Agreement"), or as otherwise set forth in Schedule II, there are no agreements, written or oral, between the Company and any holder of its capital stock, or, to the best knowledge of the Company, among any holders of its capital stock, relating to the acquisition, disposition or voting of the capital stock of the Company.

            3.05 Issuance of Shares. The issuance, sale and delivery of the Preferred Shares and the Warrants in accordance with this Agreement and the issuance and delivery of the Series A-2 Preferred Stock, the Series B-2 Preferred Stock, the Series C-2 Preferred Stock, the Series D-2 Preferred Stock and the Series E-2 Preferred Stock (collectively, the "Special Preferred Stock"), the Warrant Shares and the Conversion Shares, have been duly authorized and reserved for issuance, as the case may be, by all necessary corporate action on the part of the Company, and the Preferred Shares and the Warrants when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, the Special Preferred Stock when issued in accordance with the terms of Article Fourth, Paragraph B, Subparagraph 6 as set forth in the Charter (a "Special Mandatory Conversion"), the Conversion Shares when issued upon conversion of the Preferred

Stock, the Warrant Shares when issued upon exercise of the Warrants and the shares of Common Stock when issued upon conversion of the Special Preferred Stock, will be duly and validly issued, fully paid and non-assessable.

            3.06 Authority for Agreements, Etc. The execution and delivery by the Company of this Agreement; the Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement in the form attached as Exhibit C (the "Amended and Restated Co-Sale Agreement"); the Fourth Amended and Restated Registration Rights Agreement in the form attached as Exhibit D (the "Amended and Restated Registration Rights Agreement"); the Fourth Amended and Restated Voting Agreement in the form attached as Exhibit E (the "Amended and Restated Voting Agreement") and the Warrants and the performance by the Company of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action by the Company, its officers, directors and stockholders. This Agreement, the Amended and Restated Co-Sale Agreement, the Amended and Restated Registration Rights Agreement, and the Amended and Restated Voting Agreement and the Warrants have been duly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable in accordance with their terms. The execution of this Agreement, the Amended and Restated Co-Sale Agreement, the Amended and Restated Registration Rights Agreement, the Amended and Restated Voting Agreement and the Warrants by the Company and the performance of its obligations hereunder and thereunder will not violate any provision of law or any order of any court or other agency of government, will not conflict with or result in any breach of, or constitute a default under, any of the terms, conditions or provisions of its Charter or By-Laws, each as amended to date, or any indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company and will not result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

            3.07 Governmental and Other Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any person or any governmental authority is or will be required for the valid execution and delivery of this Agreement, the Amended and Restated Co-Sale Agreement, the Amended and Restated Registration Rights Agreement, the Amended and Restated Voting Agreement and the Warrants, the offer, issue, sale and delivery by the Company of the Preferred Shares or the Warrants, or any other transaction contemplated by this Agreement, except such consents or waivers as shall have been obtained on or prior to the Closing or such filings as shall have been made pursuant to state securities laws effective on and as of the Closing (copies of which have been provided to the Purchasers). Based in part on the representations made by each of the Purchasers in Section 4 of this Agreement, the offer and sale of the Preferred

Shares and the Warrants to each of the Purchasers will be in compliance with applicable Federal and state securities laws.

            3.08 Litigation; Compliance with Law. There is no (i) action, suit, claim, proceeding or investigation pending or, to the best of the Company"s knowledge, threatened against or affecting the Company, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; or
(ii) governmental inquiry pending or, to the best of the Company"s knowledge, threatened against or affecting the Company (including without limitation any inquiry as to the qualification of the Company to hold or receive any license or permit); and to the best knowledge of the Company, there is no basis for any of the foregoing. The Company is not in default with respect to any order, writ, injunction or decree, known to or served upon the Company, of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Company pending or threatened against others. The Company has materially complied with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services, and except as otherwise set forth in Schedule II, the Company has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted (including, without limitation, the U.S. Food and Drug Administration and its foreign equivalents). There is no existing law, rule, regulation or order, and the Company is not aware of any proposed law, rule, regulation or order, whether Federal or state, which would prohibit or restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which its is now conducting business or in which it proposes to conduct business.

            3.09 Taxes. The Company has filed or has obtained presently effective extensions with respect to all Federal, state, county and local tax returns which are required to be filed by it, such returns are true and correct and the Company has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable. All such taxes with respect to which the Company has become obligated pursuant to elections made by the Company in accordance with generally accepted practice have been paid and adequate reserves have been established for all taxes accrued but not yet payable. The Federal income tax returns of the Company have never been audited by the Internal Revenue Service. No deficiency assessment with respect to or proposed adjustment of the Company"s Federal, state, county or local taxes is pending or, to the best of the Company"s knowledge, threatened. There is no tax lien, whether imposed by any Federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company. Neither the Company nor its stockholders has ever filed (a) an election pursuant to Section 1362 of the Internal

Revenue Service Code of 1986, as amended (the "Code"), that the Company be taxed as an S Corporation or (b) consent pursuant to Section 341(f) of the Code, relating to collapsible corporations.

            3.10 Financial Statements. The Company has furnished to each of the Purchasers complete and correct copies of its audited balance sheet as of December 31, 1997 (the "Balance Sheet") and the related statements of operations, cash flows and stockholders" equity for the year ended December 31, 1997 and the unaudited consolidated balance sheet of the Company as of October 3, 1998 and the related unaudited statement of operations, cash flows and stockholders" equity for the nine months ended October 3, 1998. All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present (i) the financial position of the Company as of December 31, 1997 and the results of its operations and cash flows for the year ended December 31, 1997 and (ii) the consolidated financial position of the Company and its subsidiaries as of October 3, 1998 and the results of their operations and cash flows for the nine months ended October 3, 1998. Except as set forth in Schedule II hereto, since the date of the Balance Sheet, the Company has not (i) issued any stock, bond or other corporate security; (ii) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business; (iii) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Balance Sheet and current liabilities incurred since the date of the Balance Sheet in the ordinary course of business; (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any share of its capital stock or other security; (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable; (vi) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any debt or claim; (vii) sold, assigned, transferred or granted any exclusive license with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset; (viii) suffered any loss of property or waived any right of substantial value whether or not in the ordinary course of business, (ix) made any change in officer compensation except in the ordinary course of business and consistent with past practice; (x) made any material change in the manner of business or operations of the Company;
(xi) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby; or (xii) entered into any commitment (contingent or otherwise) to do any of the foregoing.

            3.11 Books and Records. The minute books of the Company contain complete and accurate records of all meetings and other corporate actions of its stockholders and its board of directors and committees thereof. The stock ledger of the Company is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

            3.12 Title to Properties, Leasehold Interests, Liens and Encumbrances. The Company has good and marketable title to all the property and assets recorded on the Balance Sheet or acquired by them since the date of the Balance Sheet, free from all material mortgages, pledges, liens, security interests, conditional sale agreements, charges, and other encumbrances except liens for taxes not yet due or payable. Each lease or agreement to which the Company is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement without any default of the Company thereunder and, to the best of the Company"s knowledge, without any default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the best of the Company"s knowledge, by any other party thereto. The Company"s possession of such property has not been disturbed and, to the best of the Company"s knowledge, no claim has been asserted against the Company adverse to its rights in such leasehold interests.

            3.13 Compliance with Other Instruments. Except as otherwise set forth in Schedule II, the Company is not in violation of any term of its Charter or By-Laws, as amended to date. The Company is not in violation of any term of mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which the Company is subject, which violation would have a material adverse effect on the condition, financial or otherwise, or operations of the Company.

            3.14 Indebtedness to Affiliates. Except as otherwise set forth on
Schedule II, the Company has no outstanding indebtedness to any of its directors or stockholders, or affiliates thereof, except for payment of accrued salary and reimbursement of travel and other expenses incurred in the ordinary course of business.

            3.15..Contracts. Except for this Agreement, the Warrants, the Amended and Restated Voting Agreement, the Amended and Restated Co-Sale Agreement, the Amended and Restated Registration Rights Agreement, the Amended and Restated Voting Agreement, and the Series D Convertible Preferred Stock Purchase Agreement dated as of February 13, 1998, by and among the Company and the parties named on Schedule I thereto, as amended (the "1998 Agreement"), or as otherwise set forth on Schedule II, there are no material indentures, leases, agreements or other instruments to which the Company is a party or by which it or any of its properties is bound. All of the contracts and agreements of the Company which are material to its business are valid, binding and in full force and effect, and neither the Company nor, to its knowledge, any other party to such contracts and agreements is in default thereof. The Company is not a party to or otherwise bound by any written or oral contract or instrument or other restriction which individually or in the aggregate could materially adversely affect the business, prospects, financial condition, operating property or affairs of the Company.

            3.16 U.S. Real Property Holding Corporation. The Company is not now and has never been a "United States real property holding corporation," as such term in defined in Section 897(c)(2) of the Code, and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service, and the Company has filed with the Internal Revenue Service all statements, if any, with its Federal income tax returns which are required under Section 1.897(2)(h) of such Regulations.

            3.17 Insurance. The Company has liability, fire and casualty insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its properties which might be damaged or destroyed, and is otherwise insured against all risks usually insured against by companies of similar size operating similar businesses.

            3.18 Patents, Trademarks, Etc. Set forth in Schedule II is a list and brief description of all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such, which are owned by or registered in the name of the Company or are in the process of being prepared or of which the Company is a licensor or licensee or in which the Company has any right, and in each case a brief description of the nature of such right. The Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, formulae, trade secrets and know how (collectively, "Intellectual Property") necessary or desirable to the conduct of its business as conducted and as proposed to be conducted, and no claim is pending or, to the best of the Company"s knowledge, threatened, to the effect that the operation of the Company infringes upon or conflicts with the asserted rights of any other person under any Intellectual Property, and there is no basis for any such claim (whether or not pending or threatened). No claim is pending or threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and, to the best of the Company"s knowledge, there is no basis for any such claim (whether or not pending or threatened). To the best of the Company"s knowledge, all material technical information developed by and belonging to the Company which has not been patented has been kept confidential. The Company has not granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the products or proposed products or to provide the services or proposed services of the Company except as set forth in Schedule II.

            3.19 Proprietary Information of Third Parties. Except as otherwise set forth on Schedule II, to the best of the Company"s knowledge, no third party has claimed or has reason to claim that any person employed by or affiliated with the Company has (a) violated or may be violating any of the terms or conditions of an employment, non-competition or non-disclosure agreement with such third party, (b) disclosed, may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which suggests that such a claim might be contemplated. To the best of the Company"s knowledge, no person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the best of the Company"s knowledge, no person employed by or affiliated with the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. To the best of the Company"s knowledge, none of the execution or delivery of this Agreement, or the carrying on of the business of the Company as officers, employees or agents by any officer, director or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person in obligated.

            3.20 Proprietary Information and Inventions Agreements. The Company and each person now employed by it with access to confidential information have entered into a non-disclosure and assignment of inventions agreement in substantially the form of Exhibit F hereto.

            3.21 Key Employees. Nassib G. Chamoun and any other employees of the Company determined by the board of directors of the Company to be key employees, if any (the "Key Employees"), have signed agreements not to compete with the Company during the term of their employment and for a period of two years after termination of their employment. Such non-competition agreements contain substantially the terms set forth in Section 5 of Exhibit F hereto.

            3.22 Brokers. The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

            3.23 Disclosure. Neither this Agreement nor any Schedule or Exhibit hereto, nor any other agreement, document, written statement or certificate furnished or to be furnished to the Purchasers through the Closing pursuant hereto or in connection with the transactions contemplated hereby, taken as a whole, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no fact which the Company has not disclosed to the Purchasers and their counsel in writing and of which the Company is aware which materially and adversely affects or could materially and adversely affect the business, prospects, financial condition, operation, property or affairs of the Company.

            3.24  Compliance with Environmental and Safety Laws.

                  (a) Environmental Definitions. The following terms, as used herein, have the following meanings:

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  "Environment" means any and all environmental media, including without limitation ambient air, surface water, ground water, drinking water supply, land surface or subsurface strata, and also means any indoor location.

                  "Environmental Laws" means any and all federal, state, local and foreign statutes, laws (including common or case law), regulations, ordinances, rules, judgments, judicial decisions, orders, decrees, codes, plans, injunctions, Environmental Permits, or governmental restrictions, relating to the protection of human health or safety or the Environment or to emissions, discharges or Releases of any Hazardous Substance into the Environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substance or the containment, removal or remediation thereof.

                  "Environmental Liabilities" means any and all liabilities arising in connection with or in any way relating to the Company"s business, whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters governed by Environmental Laws or arise in connection with or relate to any matter disclosed or required to be disclosed in Exhibit 3.24 and (ii) arise from or relate in any way to actions occurring or conditions existing before the Closing Date.

                  "Environmental Permits" means any and all governmental permits, licenses, concessions, grants, franchises, agreements, authorizations, registrations or other governmental approvals issued or required under any Environmental Laws.

                  "Hazardous Substance" means any and all pollutants and contaminants, and any and all toxic, caustic, radioactive, biohazardous or otherwise hazardous materials, substances or wastes that are regulated under any Environmental Laws, and includes, without limitation, petroleum and its derivatives and by-products, and any other hydrocarbons.

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the Environment (including, without limitation, the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Substance).

                  (b) Environmental Representations and Warranties. Except as expressly and fully disclosed on Exhibit 3.24:

                        (i) The Company has complied in all material respects with all Environmental Laws.

                        (ii) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to the Company"s knowledge, threatened by any governmental or other entity with respect to any (A) alleged violation by the Company of any Environmental Law, or any liability thereunder, (B) alleged failure by the Company to have any Environmental Permit required in connection with the conduct of the Company"s business or (C) the use, generation, treatment, storage, recycling, transportation or disposal or Release of any Hazardous Substance by the Company.

                        (iii) To the Company"s knowledge, (A) no urea formaldehyde or polychlorinated biphenyls are or have been present at any property owned or operated by the Company; (B) no asbestos or asbestos-containing materials are or have been present at any property owned or operated by the Company; (D) there are no and have been no underground storage tanks or related piping for Hazardous Substances, active or abandoned, at any property owned or operated by the Company; (E) no Hazardous Substance has been Released at, on or under any property owned or operated by the Company and (F) no Hazardous Substance has been Released or is present, at, on or under any property owned or operated by the Company in a reportable or threshold planning quantity, where such a quantity has been established by any Environmental Law except in compliance with any Environmental Law.

                        (iv) The Company has not transported or arranged for the transportation (directly or indirectly) of any Hazardous Substance to any location which is (A) listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or on any similar state list of sites requiring investigation or clean-up or (B) the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Purchaser for any Environmental Liabilities including, without limitation, clean-up costs, remedial work, damages to natural resources or for personal injury claims, and claims under CERCLA.

                        (v) No oral or written notification of a Release of a Hazardous Substance has been filed by or on behalf of the Company and no property owned or operated by the Company is listed or, to the Company's knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA or on any similar state list of sites requiring investigation or clean-up.

                        (vi) To the Company's knowledge, no notice, lien or other restriction relating to the presence of Hazardous Substances or otherwise arising under any Environmental Law has been placed on any property or facility owned or operated by the Company, and no governmental actions have been taken or are in process that could subject any such property or facility to such a notice, lien or other restriction. The Company is not required to place any notice, lien or other restriction, relating to the presence of Hazardous Substances, at any property used in connection with the operation of the Company's business or in any deed to such property.

                        (vii) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or for the Company, or which are in the Company's possession, in relation to any property or facility now or previously owned or operated by the Company, which have not been delivered to Purchaser at least ten (10) business days prior to the date hereof.

                        (viii) The Company has applied for and received all material Environmental Permits required in connection with the operation of its business. Schedule 3.24 sets forth a list of all such Environmental Permits, each of which is in full force and effect. No suspension or cancellation is threatened and there is no basis for believing that any such Environmental Permit will not be renewable upon expiration. Except as set forth in Schedule 3.24, each such Environmental Permit will continue to be in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing, and the consummation of the transactions contemplated herein will not conflict with, result in a violation or breach of or constitute a default under (or would result in a violation, breach or default with the giving of notice or the passage of time or both) any such Environmental Permit.

            3.25 Year 2000 Compliance. Except as set forth on Schedule II, (1) all of the Company's products and (2) any upgrades to its products under development each will (i) record, store, process, calculate and present calendar dates falling on or after January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner and with the same functionality, data integrity and performance as such products record, store, process, calculate and present calendar dates on or before December 31, 1999, or (ii) calculate any information dependent on or relating to such dates (collectively "Year 2000 Compliant"). Except as set forth on Schedule II, all of the Company's material products will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. All of the Company's internal computer systems which are material to its business, including without limitation, its accounting systems, are Year 2000 Compliant. The Company is not aware of any third party, including, but not limited to, its customers and vendors, whose failure to be Year 2000 Compliant would have a material adverse effect on the Company. Furthermore, the Company is taking all reasonable steps, including the creation of contingency plans where applicable, necessary to remain Year 2000 Compliant.

      4. Representations and Warranties of the Purchasers. Each of the Purchasers severally represents and warrants to the Company as follows (except that the representations in Section 4.06 are made by the Purchasers specifically named therein):

            4.01 Investment. Each Purchaser is acquiring the Preferred Shares, the Warrants, the Warrant Shares and the Conversion Shares for such Purchaser's own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof, and, except as contemplated by this Agreement and the Exhibits hereto, such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

            4.02 Authority. Such Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms. Any Purchaser which is a corporation, partnership or trust represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

            4.03 Experience. Each Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement, and has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to each Purchaser any and all written information requested including all items outlined in Schedule II and have answered all inquiries to such Purchaser's satisfaction; such Purchaser has sufficient business experience to evaluate the merits and risks of this investment; such Purchaser has adequate net worth and means of providing for current needs and personal contingencies to sustain a complete loss of investment in the Company; and such Purchaser's overall commitment to investments which are not readily marketable is not disproportionate to such Purchaser's net worth.

            4.04 Accredited Investor. Each Purchaser represents and warrants that it is an Accredited Investor as defined in Rule 501 of Regulation D promulgated under the Securities Act.

            4.05 Restricted Securities. Each Purchaser understands and acknowledges that the offer, issuance and sale of the Preferred Shares and the Warrants by the Company hereunder have not been registered under the Securities Act and that the Preferred Shares, the Warrants, the Warrant Shares and the Conversion Shares are "restricted securities" within the meaning of Rule 144 under the Securities Act. Each Purchaser also understands and acknowledges that such Purchasers do not have the protections of Section 11 of the Securities Act in connection with the sale of the Preferred Shares and the Warrants hereunder or, after the date hereof, the issuance or sale of the Warrant Shares or the Conversion Shares.

            4.06 Qualified Institutional Buyer.

                  (a) Benefit Capital Management Corporation represents and warrants that it is a "Qualified Institutional Buyer" as defined in Rule 144A promulgated under the Securities Act.

                  (b) Riggs Capital Partners represents and warrants that it is a "Qualified Institutional Buyer" as defined in Rule 144A promulgated under the Securities Act.

      5. Conditions to Obligations of the Purchasers at the Closing. The obligation of each of the Purchasers under this Agreement is subject to the fulfillment, or the waiver by such Purchaser, of the following conditions on or before the Closing:

            5.01 Issuance of Shares and Warrants.

                  (a) The Company shall have duly issued and delivered certificates representing the Preferred Shares to the Purchasers.

                  (b) The Company shall have duly issued and delivered the Warrants to the Purchasers.

            5.02 Accuracy of Representations and Warranties. Each representation and warranty contained in Section 3 shall be true, complete and correct on and as of the Closing Date with the same effect as though such representation and warranty had been made on as of that date.

            5.03 Performance. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing and shall have executed in satisfactory form all agreements required to be executed hereunder prior to or at the Closing.

            5.04 All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by the Company in connection with the transaction contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their special counsel.

            5.05 Compliance Certificate. The Company shall have delivered to the Purchasers a certificate, executed by the President of the Company, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections 5.02, 5.03, and 5.04 of this Agreement.

            5.06 Consents; Filings. All necessary consents shall have been obtained and all necessary filings shall have been made to permit the consummation of the transactions contemplated by this Agreement.

            5.07 Opinion of Counsel. Each Purchaser shall have received an opinion from Hale and Dorr LLP, counsel for the Company, dated as of the Closing Date, addressed to the Purchasers in substantially the form of Exhibit G hereto.

            5.08 Filing of Charter. The Company's Charter in the form of Exhibit A hereto shall have been filed with and accepted by the Secretary of State of the State of Delaware prior to the Closing.

            5.09 Certificates and Documents. The Company shall have delivered to the special counsel to the Purchasers:

                        (i) The Restated Certificate of Incorporation of the Company, as amended and restated, and in effect immediately prior to the Closing, certified by the Secretary of State of the State of Delaware;

                        (ii) Certificates, as of the most recent practicable date, as to (i) the corporate good standing of the Company, which shall be issued by the Secretary of State of the State of Delaware and (ii) the Company's qualification to conduct business as a foreign corporation in the Commonwealth of Massachusetts, which shall be issued by the Secretary of State of Commonwealth of Massachusetts;

                        (iii) By-Laws of the Company, as amended, certified by its Secretary as of the Closing Date;

                        (iv) Resolutions of the Board of Directors of the Company, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Secretary of the Company, dated as of the Closing Date; and

                        (v) Such other documents as special counsel to the Purchasers may have reasonably requested.

            5.10 Voting Agreement.

                  (a) The Company and the Purchasers shall have executed the Amended and Restated Voting Agreement; and

                  (b) The (i) holders of at least 85% of the outstanding shares of the Company's Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class, and (ii) holders of a majority of the outstanding shares of Common Stock of the Company held by those who are a party to the Old Voting Agreement, shall have authorized, in accordance with Section 6(a) of the Old Voting Agreement, and shall have executed, the Amended and Restated Voting Agreement.

            5.11  Co-Sale Agreement.

                  (a) The Company and the Purchasers shall have executed the Amended and Restated Co-Sale Agreement; and

                  (b) The holders of at least 55% of the issued and outstanding shares of the Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (including shares of Common Stock into which any such shares may have been converted), voting together as a single class, then held or deemed to be held by those who are a party to the Old Co-Sale Agreement shall have authorized, in accordance with Section 11 of the Old Co-Sale Agreement, and shall have executed the Amended and Restated Co-Sale Agreement.

            5.12 Rights of First Refusal. All preemptive rights, rights of first refusal or other rights with respect to the issuance of the Preferred Shares, Warrants, Warrant Shares or Conversion Shares, of any stockholders of the Company, shall have been irrevocably waived in writing.

            5.13  Registration Rights Agreement.

                  (a) The Company and the Purchasers shall have executed the Amended and Restated Registration Rights Agreement; and

                  (b) The holders of at least 55% of the shares of Common Stock issuable upon conversion of Preferred Stock held by those who are a party to the Old Registration Rights Agreement shall have authorized, in accordance with Sections 12 and 16(d) of the Old Registration Rights Agreement, and shall have executed the Amended and Restated Registration Rights Agreement.

            5.14 Minimum Sales. The Company shall have raised a minimum of $15,000,000 from the sale of the Series E Preferred Stock and Warrants pursuant to the Closing hereunder.

            5.15 Legal Fees. The Company shall have paid the reasonable legal fees and expenses of Testa, Hurwitz & Thibeault, LLP as special counsel to the Purchasers in the transactions contemplated hereby, provided that the Company shall not be obligated to pay any such fees and expenses in excess of $25,000, assuming no extraordinary circumstances.

            5.16 No Adverse Changes. Prior to the Closing, there shall be no present or anticipated material adverse change in the condition (financial or otherwise), properties, proposed business operations, management, potential competition of, or any matter affecting, the Company or its prospects.

      All such documents shall be satisfactory in form and substance to the Purchasers and their special counsel.

      6. Conditions to the Obligations of the Company. The obligations of the Company under Section 1.02 of this Agreement are subject to fulfillment, on or before the Closing, of the following condition:

            6.01 Accuracy of Representations and Warranties. Each representation and warranty of the Purchasers contained in Section 4 shall be true, complete and correct on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of such date.

      7. Covenants of the Company. The Company covenants and agrees with each of the holders of shares of the Company's Preferred Stock (individually a "Preferred Shareholder" and collectively the "Preferred Shareholders"), except with respect to Sections 7.10 and 7.13(b), for which the Company covenants and agrees solely with the Purchasers, that, subject to earlier termination as set forth in Section 7.16 below, so long as any of the Preferred Shares or the Conversion Shares are outstanding:

            7.01 Inspection. The Company shall permit each Preferred Shareholder holding at least 1.5% of the outstanding shares of Preferred Stock of the Company on a fully diluted basis (a "1.5% Holder"), or any authorized representative thereof, to visit and inspect the properties of the Company, to examine and copy its corporate and financial records, to discuss its business and finances with officers, directors, Key Employees and accountants of the Company, during normal business hours following reasonable notice and as often as may be reasonably requested, and at any time to audit the Company at the expense of such Preferred Shareholder.

            7.02 Financial Statements and Other Information. The Company shall prepare and deliver to each 1.5% Holder (i) within thirty (30) days after the close of each month, unless otherwise agreed to by the holders of a majority of the outstanding shares of Preferred Stock, unaudited income statements, balance sheets and summaries of bookings and backlogs, (ii) within thirty (30) days after the end of each of the first three fiscal quarters of each year, unless otherwise agreed to by the holders of a majority of the outstanding shares of Preferred Stock, quarterly unaudited financial statements (including income statements, summaries, balance sheets, cash flow statements and summaries of bookings and backlogs), including a comparison of such financial statements to the Company's budget for such quarter; (iii) as soon as available, but in any event during the fourth fiscal quarter of each new fiscal year, unless otherwise agreed to by the holders of a majority of the outstanding shares of Preferred Stock, an annual strategic and operation plan, and promptly after preparation, any revisions to any forecasts contained therein. The Company shall deliver to each 1.5% Holder within (90) days after the end of each fiscal year, unless otherwise agreed to by the holders of a majority of the outstanding shares of Preferred Stock, audited financial statements of the Company (which shall be audited by a nationally recognized accounting firm which shall be approved annually by a majority of the members of the board of directors), including a comparison of such financial statements to the Company's budget for such year. The Company shall prepare and deliver to each Preferred Shareholder holding less than 1.5% of the outstanding shares of Preferred Stock who shall request in writing the monthly and quarterly financial information described in clauses (i) and (ii) of the first sentence of this Section 7.02 and the annual audited financial statements. The financial statements to be delivered pursuant to this
Section 7.02 shall be prepared in accordance with generally accepted accounting principles consistently applied, subject only, in the case of the audited financial statements, to the matters described in the accountant's report attached thereto and, in the case of the financial statements to be delivered pursuant to clauses (i) and (ii) of the first sentence of this Section 7.02, to the fact that they have been prepared for the internal use of management and may not be in accordance with generally accepted accounting principles because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments. The financial statements delivered pursuant to this
Section 7.02 shall be accompanied by a certificate signed by the then-acting chief financial officer of the Company or person performing comparable functions that such statements fairly present the financial condition and results of operations for the periods covered thereby except as noted therein. In addition, the Company will provide each 1.5% Holder other customary information and materials, including without limitation reports of adverse developments, copies of any management letters, communications with stockholders or directors, press releases and registration statements.

            7.03 Material Changes and Litigation. The Company will promptly notify the Preferred Shareholders of any material adverse change in the business, properties, assets or condition, financial or otherwise, of the Company and of any litigation or governmental proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company, or against any officer, director, Key Employee or principal stockholder of the Company, which materially affects or which, if adversely determined, would materially adversely affect its present or proposed business properties, assets or condition taken as a whole.

            7.04 Key Man Insurance. The Company shall have obtained a "Key Man" life insurance policy, payable to the Company, in the amount of no less than $1,500,000 on the life of Nassib G. Chamoun. The Company shall not cause or permit any assignment or change in beneficiary and shall not borrow against such policy.

            7.05 Other Insurance. The Company will use its best efforts to keep all its insurable properties properly insured against loss or damage by fire and other risks; maintain public liability insurance against claims for personal injury, death or property damage suffered by others upon or in or about any premises occupied by it or arising from equipment owned by the Company and leased to and located upon or in or about any premises occupied by any other person; maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business; and maintain such other insurance as is usually maintained by persons engaged in the same or similar business as is the Company; provided, however, that the Company shall not be required to maintain product liability insurance if the board of directors determines that it is not in the best interests of the Company to obtain such product liability insurance. All such insurance shall be maintained against such risks and in at least such amounts as such insurance is usually carried by persons engaged in the same or similar businesses, and all insurance herein provided for shall be effected and maintained in force under a policy or policies issued by insurers or recognized responsibility, except that the Company may effect worker's compensation or similar insurance in respect of operations in any state or other jurisdiction either through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance which is in accord with applicable laws.

            7.06 Accounts and Records. The Company will keep true, complete and accurate records and books of account in which true, complete and accurate entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

            7.07 Availability of Common Stock for Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Preferred Stock and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Preferred Stock from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Preferred Stock or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Preferred Stock.

            7.08 Proprietary Information and Inventions Agreements. The Company and each person hereafter employed by it or any subsidiary (which shall include any person engaged as a consultant) with access to confidential information of the Company will enter into a non-disclosure and assignment of inventions agreement in substantially the form of Exhibit F hereto.

            7.09 Non-Competition. The Company shall cause each of its Key Employees hereafter employed by the Company promptly to execute a non-competition agreement substantially in the form of Exhibit F hereto.

            7.10 Use of Proceeds. The Company will use the proceeds from the sale of the Preferred Shares primarily for research and development, working capital, to purchase capital equipment necessary for its operations and for sales and marketing efforts. The approximate percentage of the proceeds to be used for each such use is as set forth on Schedule II, and may be amended if approved by the Board of Directors of the Company.

            7.11 Prepayment of Taxes; Corporate Existence. The Company will:

                  (a) pay and discharge promptly, or cause to be paid and discharged promptly, when due and payable, all taxes, assessment and governmental charges or levies imposed upon it or upon its income or upon any of its property, real, personal and mixed, or upon any part thereof, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid might by law become a lien or charge upon its property; provided, however, that the Company shall not be required to pay any tax, assessment, charge, levy or claim if the amount, applicability or validity thereof currently shall be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books reserves (classified to the extent required by generally accepted accounting principles) deemed by it adequate with respect thereto; and provided further, that the Company shall have no obligation to make any payments under this paragraph (a) with respect to property subject to leases pursuant to the terms of which the lessees thereof have undertaken to make such payments;

                  (b) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, provided, however, that nothing in this paragraph (b) shall (i) prevent the abandonment or termination of the Company's authorization to do business in any foreign state or jurisdiction if, in the opinion of the Company's Board of Directors, such abandonment or termination is in the interest of the Company and not disadvantageous in any material respect to the Preferred Shareholders or (ii) require compliance with any law so long as the validity or applicability thereof shall be contested in good faith; and

                  (c) maintain and keep, or cause to be maintained and kept, its properties in good repair, or working order and condition, and from time to time make, or cause to be made, all repairs, renewals and replacement which in the opinion of the Company are necessary and proper so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

            7.12 Special Covenants. The Corporation shall not, without the prior approval of the holders of a majority of the Preferred Stock (or by such holders as may be otherwise required in the Charter), given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class:

                  (a) amend, repeal or add any provision to the Charter or By-Laws of the Company.

                  (b) authorize, create or issue any debt or equity securities, except for: (i) shares of Common Stock (including without limitation stock options exercisable for shares of Common Stock) which may be issued to employees, directors, consultants, scientific advisors or other persons pursuant to arrangements, contracts or plans as are recommended by management and approved by the vote of a majority of the members of the Board of Directors (which number of shares shall be appropriately adjusted for stock splits, stock dividends, combinations, reorganizations, recapitalizations and other similar events involving a change in the capital structure of the Company) (the "Reserved Employee Shares"); (ii) indebtedness for borrowed money from a bank or other institutional lender or indebtedness in connection with a capital equipment leasing arrangement, other lease financing arrangement or for operating capital purposes; in each case under this subsection (ii) approved by a vote of a majority of the members of the board of directors; and (iii) the Warrant Shares, the Conversion Shares and shares of Common Stock issuable upon conversion of shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series C Preferred Stock, Series C-2 Preferred Stock, Series D Preferred Stock and Series D-2 Preferred Stock.

                  (c) merge or consolidate with, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) substantially all of its assets (whether now owned or hereafter acquired) or permit any subsidiary to do any of the foregoing, except for sales or other dispositions of assets in the ordinary course of business except that (1) any wholly-owned subsidiary may merge into or consolidate with or transfer assets to any other wholly-owned subsidiary, (2) any wholly-owned subsidiary may merge into or transfer assets to the Company, and (3) the Company may merge another entity into it or otherwise acquire such entity so long as the Company is the surviving entity, the holders of voting stock of the Company immediately prior to such merger are the holders of not less than a majority of the Company immediately following such merger, such merger or acquisition does not result in the violation of any of the provisions of this Agreement and no such violation exists at the time of such merger or acquisition;

                  (d) sell, transfer or license any intellectual property rights of the Company, except in connection with clinical testing or in the ordinary course of business;

                  (e) file a registration statement with the Securities and Exchange Commission with respect to any securities (except with respect to a registration statement filed in connection with a demand registration right), provided that notwithstanding any other provision of this Section 7.12, it shall not be considered a breach of this covenant if the holders of a majority of the Preferred Stock (or by such holders as may be otherwise required in the Charter), given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class, ratify such a filing after the filing has been made;

                  (f) increase or decrease the authorized number of directors constituting the Board of Directors;

                  (g) declare or pay any dividends, or purchase, redeem, retire, or otherwise acquire for value any of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any subsidiary to do any of the foregoing, provided, however, that nothing herein contained shall prevent the Company from:

                        (i) effecting a stock split (except for a reverse stock split) or declaring or paying any dividends consisting of shares of any class or series of capital stock to the holders of shares of such class or series of capital stock, as the case may be;

                        (ii) complying with any specific provisions of the terms of the Preferred Stock or the terms of this Agreement; or

                        (iii) repurchasing any stock at cost pursuant to restricted stock agreements with employees, consultants, directors, scientific advisors and others under restricted stock agreements previously approved by the board of directors;

                  (h) create any subsidiary that is not a wholly-owned subsidiary;

                  (i) reclassify any securities into shares having preferences or priority equal to or superior to the Preferred Stock; or

                  (j) grant to any of its employees options to purchase Reserved Employee Shares which shall become exercisable at a rate in excess of 25% per annum from the date of such grant (unless such vesting schedule is approved by a majority of the members of the board of directors).

The provisions of this Section 7.12 shall not apply to actions taken by the Company to effect a Special Mandatory Conversion.

            7.13 Board of Directors.

                  (a) The Company shall use its best efforts to ensure that meetings of its board of directors are held at least four times each year and at least once each quarter. The Company shall at all times maintain provisions in its By-laws and/or Charter indemnifying all directors against liability to the maximum extent permitted under the laws of the State of Delaware.

                  (b) For so long as the Purchasers hold at least 25% of the Preferred Shares purchased by them hereunder (subject to adjustment for stock splits, stock dividends, combinations, recapitalizations, reorganizations and the like), the Purchasers shall have the right to designate one representative to attend all meetings of the board of directors of the Company (including telephonic meetings) and to receive (i) copies of all materials distributed to the Board of Directors and (ii) copies of all written consents of directors in lieu of meetings. Such right excludes the right to vote at such meetings or execute such consents. The designated representative of the Purchasers shall initially be designated by Artal Luxembourg S.A.

            7.14 Right of First Refusal.

                  (a) The Company hereby grants to each of the Preferred Shareholders a right of first refusal to purchase, on a pro rata basis, all or any part of New Securities (as defined below) which the Company may, from time to time, propose to sell and issue, subject to the terms and conditions set forth below; provided however, that the right of first refusal set forth in this
Section 7.14 shall only be granted to Preferred Shareholders who have certified to the Company upon request by the Company from time to time (and provided such substantiation as the Company requests) that such person is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act. Notwithstanding any other provision in this Agreement, the Company has no obligations under this Section 7.14 to any that has not so certified to the Company that such person is an accredited investor. A Preferred Shareholder's pro rata share, for purposes of this Section 7.14, shall equal a fraction, the numerator of which is the number of shares of Common Stock then held by such Preferred Shareholder or issuable upon conversion or exercise of any shares of Preferred Stock, convertible securities, options, rights or warrants then held by such Preferred Shareholder, and the denominator of which is the total number of shares of Common Stock then held by all Preferred Shareholders or issuable upon conversion or exercise of then outstanding shares of Preferred Stock, convertible securities, options, rights or warrants then held by all Preferred Shareholders.

                  (b) "New Securities" shall mean any capital stock of the Company whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever which are, or may become, convertible into capital stock; provided, however, that the term "New Securities" does not include (i) the Preferred Shares and Warrants issuable under this Agreement, the Special Preferred Stock, the Warrant Shares, the Conversion Shares, the shares of Common Stock issuable upon conversion of the Special Preferred Stock or any other convertible securities or the shares of Common Stock issuable upon conversion of such convertible securities outstanding or committed for issuance on the date hereof as shown on Schedule III; (ii) securities offered to the public pursuant to a registration statement filed by the Company with the Securities and Exchange Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation), in connection with a Qualified Public Offering (as defined in Section 7.15); (iii) securities issued for the acquisition of another corporation by the Company by merger, purchase of substantially all the assets of such corporation or other reorganization resulting in the ownership by the Company of not less than a majority of the voting power of such corporation;
(iv) the Reserved Employee Shares; or (v) securities issued as a result of any stock split, stock dividend or reclassification of Common Stock, distributable on a pro rata basis to all holders of Common Stock.

                  (c) In the event the Company intends to issue New Securities, it shall give each Preferred Shareholder written notice of such intention, describing the type of New Securities to be issued, the price thereof and the general terms upon which the Company proposes to effect such issuance. Each Preferred Shareholder shall have twenty (20) days from the date of receipt of any such notice to agree to purchase all or part of such Preferred Shareholder's pro rata share of such New Securities by giving written notice to the Company stating the quantity of New Securities to be so purchased for the price and upon the general terms and conditions specified in the Company's notice.

                  (d) In the event any Preferred Shareholder or Preferred Shareholders fails to exercise the foregoing right of first refusal with respect to any New Securities within such twenty (20)-day period, the Company may within 120 days thereafter sell any or all of such New Securities not agreed to be purchased by the Preferred Shareholders to any third party or parties at a price and upon general terms no more favorable than specified in the notice given to each Preferred Shareholder pursuant to paragraph (c) above. In the event the Company has not sold such New Securities within such 120-day period, the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Preferred Shareholders in the manner provided above.

                  (e) For purposes of this Section 7.14, the term "Preferred Shareholder" shall include the general partners, officers or other affiliates of a Preferred Shareholder, and a Preferred Shareholder may apportion its pro rata share among itself and such general partners, officers and other affiliates in such proportions as it deems appropriate.

                  (f) Anything contained in this Section 7.14 to the contrary notwithstanding, in the event that the Preferred Stock held by a Preferred Shareholder or its successor or assign shall have been converted pursuant to the Special Mandatory Conversion, then in such case, the rights pursuant to this
Section 7.14 as to any shares of Preferred Stock so converted shall terminate immediately upon the occurrence of such conversion, and such Preferred Shareholder's (or its successor's or assign's as the case may be) pro rata share as determined under Section 7.14(a) shall be calculated without taking into account the shares of Preferred Stock converted pursuant to the Special Mandatory Conversion.

            7.15 Termination of Covenants. The covenants of the Company contained in Section 7.14 shall terminate upon the closing of a firm underwritten public offering of shares of Common Stock of the Company which (i) results in aggregate gross proceeds of at least $20,000,000, and (ii) is at a price per share of at least $14.00, which number shall be appropriately adjusted for stock splits, stock dividends, combinations, reorganizations, recapitalizations and other similar events involving a change in the capital structure of the Company (the "Qualified Public Offering").

      8. Waiver of Prior Preemptive Rights; Termination of Covenants.

            (a) The Company and certain of the stockholders of the Company who hold Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock (the "Old Investors"), it being acknowledged that such Old Investors collectively hold at least 51% of the shares of Common Stock issued or issuable upon the conversion of the Preferred Stock (as such term is defined in the 1998 Agreement), hereby agree that the operation of Section 7.14 of the 1998 Agreement is hereby waived as it may apply to the authorization, offer, issuance and sale by the Company of the Preferred Shares, the Warrants, the Warrant Shares and the Conversion Shares, as applicable.

            (b) In addition, the Company and certain Old Investors, it being acknowledged that collectively such Old Investors hold at least 51% of the shares of Common Stock issued or issuable upon conversion of the Preferred Stock (as defined in the 1998 Agreement) hereby agree that (x) the 1998 Agreement be amended by deleting Section 7 in its entirety and that Section 7 shall be of no further force and effect, and (y) Section 7 of the 1998 Agreement shall be superseded by Section 7 of this Agreement.

            (c) In addition, the Company and certain Old Investors, it being acknowledged that collectively such Old Investors hold at least 51% of the shares of Common Stock issued or issuable upon conversion of the Preferred Stock (as such term is defined in the Series C Convertible Preferred Stock Purchase Agreement dated as of February 26, 1997 (the "1997 Agreement")) hereby agree that (x) the 1997 Agreement be amended by deleting Section 7 in its entirety and that Section 7 shall be of no further force and effect, and (y) Section 7 of the 1997 Agreement shall be superseded by Section 7 of this Agreement.

            (d) In addition, the Company and certain Old Investors, it being acknowledged that collectively such Old Investors hold at least 51% of the shares of Common stock issued or issuable upon conversion of the Preferred Stock (as such term is defined in the Preferred Stock Purchase and Exchange Agreement dated as of November 2, 1995, as amended (the "1995 Agreement") hereby agree that (x) the 1995 Agreement be amended by deleting Section 7 in its entirety and that Section 7 shall be of no further force and effect, and (y) Section 7 of the 1995 Agreement shall be superseded by Section 7 of this Agreement.

      9. Successors and Assigns. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors, assigns, heirs, executors and administrators of the parties hereto.

      10. Transfers of Certain Rights.

            (a) The rights granted to a Preferred Shareholder under Section 7 may be transferred by such Preferred Shareholder to a Preferred Shareholder, to any affiliate of the transferor or to any person or entity acquiring at least
(i) 25,000 shares of Preferred Stock or an equivalent number of shares of Common Stock issuable upon conversion of such shares of Preferred Stock or (ii) Warrants to purchase 25,000 shares of Common Stock or an equivalent number of Warrant Shares; provided, however, that the Company is given written notice by the transferee at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned. Notwithstanding anything to the contrary in this Agreement, the Company acknowledges and agrees that Artal Luxembourg S.A. may transfer the Preferred Shares and Warrants acquired by it hereunder to QuestMark Partners, L.P. and/or any of its affiliates ("QuestMark") without restriction (other than compliance with applicable securities laws), and that subsequent to such transfer, QuestMark shall be deemed a Purchaser for all purposes under this Agreement. At the time of the transfer, QuestMark shall deliver to the Company a written instrument by which it agrees to be bound by the obligations imposed under this Agreement, to the same extent as if it were a Purchaser hereunder.

            (b) A transferee to whom rights are transferred pursuant to this
Section 10 may not again transfer such rights to any other person or entity, other than as provided in paragraph (a) above.

            (c) Notwithstanding anything to the contrary herein, any Preferred Shareholder which is a partnership or corporation may transfer rights granted to such Preferred Shareholder under Section 7 to any partner or stockholder thereof to whom Preferred Shares or Warrants are transferred pursuant to and in accordance with the Amended and Restated Registration Rights Agreement, provided that in addition to any transfer requirements set forth in the Amended and Restated Registration Rights Agreement, such Preferred Shareholder delivers to the Company a written instrument containing a representation that the transfer is exempt from registration under the Securities Act, and provided further that if such Preferred Shareholder is a publicly-traded corporation then any stockholder transferee must hold at least 10% of the outstanding voting securities of such Preferred Shareholder. In the event of such transfer, such transferee partner or stockholder shall be deemed a Preferred Shareholder for purposes of this Section 10 and may again transfer such rights to any other person or entity which acquires shares of Preferred Stock or Warrants from such partner or stockholder, in accordance with, and subject to, the provisions of this Section 10.

      11. Confidentiality. Each Purchaser agrees to keep confidential and not to disclose or divulge any confidential, proprietary or secret information which such

Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such purchaser pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder, unless such information is known, or until such information becomes known, to the public.

      12. Survival of Representations and Warranties. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

      13. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

            If to the Company: 2 Vision Drive, Natick MA 01760, Attention:
President, or at such other address or addresses as may have been furnished in writing by the Company to the Preferred Shareholders, with a copy to Hale and Dorr LLP, 60 State Street, Boston, MA 02109, Attention: Susan W.
Murley, Esq.

            If to a Purchaser: at the address set forth opposite such Purchaser's name on Schedule I hereto, respectively, or at such other address or addresses as may have been furnished to the Company in writing by such Purchaser, with a copy to Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, MA 02110, Attention: Leslie E. Davis, Esq.

            If to a Preferred Shareholder other than a Purchaser, at such address or addresses as may have been furnished to the Company in writing by such Preferred Shareholder.

      14. Brokers. The Company and each Purchaser (i) represents and warrants to the other parties hereto that no finder or broker has been retained in connection with the transactions contemplated by this Agreement, and (ii) will indemnify and save the other parties harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

      15. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

      16. Amendments and Waivers.

            (a) Except as otherwise expressly set forth in this Agreement, the terms of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 55% of the outstanding Preferred Shares, provided that (i) no condition set forth in Section 5 may be waived with respect to any Purchaser who does not consent thereto; (ii) any provision of Sections 7, 10, 12, 13, 15, 18, 19, 20 and 21 may be waived or amended only by the written consent of holders of a majority of the outstanding shares of Common Stock issued or issuable upon conversion of the Preferred Stock and (iii) Section 7.15 may be waived or amended only by the written consent of holders 80% of the outstanding shares of Common Stock issued or issuable upon conversion of the Preferred Stock.

            (b) Any amendment or waiver effected in accordance with this Section 16 shall be binding upon each holder of Preferred Stock or shares of Common Stock issued upon conversion of such shares of Preferred Stock, and each future holder of all such securities and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

      17. Consents. The Purchasers hereby consent to the transactions contemplated by this Agreement to the extent that such consent is required by the terms of the Company's Charter or the instruments delivered under this Agreement.

      18. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      19. Headings. The headings of the sections, subsections, and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

      20. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

      21. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                                   ASPECT MEDICAL SYSTEMS, INC.

                                   By: /s/ Nassib G. Chamoun
                                       ---------------------------------------
                                       Nassib G. Chamoun
                                       President


                                   ARTAL LUXEMBOURG S.A.

                                   By: /s/ Paul R. Kohler
                                       ---------------------------------------
                                       Name: Paul R. Kohler
                                       Title:   Managing Director


                                   BENEFIT CAPITAL MANAGEMENT
                                   CORPORATION, as Investment Manager of
                                   the Prudential Insurance Company of America

                                   By: /s/ Sue DeCarlo
                                       ---------------------------------------
                                       Name:  Sue DeCarlo
                                       Title: Sr. VP and CFO


                                   HLM/CB FUND, L.P.

                                   By: /s/ James J. Mahoney Jr.
                                       ---------------------------------------
                                       Name:  James J. Mahoney Jr.
                                       Title: General Partner



                          [Series E Purchase Agreement]

                                   RIGGS CAPITAL PARTNERS

                                   By: /s/
                                       ---------------------------------------
                                       Name:
                                       Title:


                                   US DEVELOPMENT CAPITAL INVESTMENT
                                   COMPANY

                                   By: /s/ Raymond L. Moss
                                       ---------------------------------------
                                       Name:  Raymond L. Moss
                                       Title: Corporate Secretary


                                   NEW VENTURE PARTNERS IV, LIMITED
                                   PARTNERSHIP

                                   By: /s/ Howard D. Wolfe, Jr.
                                       ---------------------------------------
                                       Name:  Howard D. Wolfe, Jr.
                                       Title: General Partner


                                   CITIVENTURE 96 PARTNERSHIP, L.P.

                                   By:  Chancellor LGT Asset Management, Inc.
                                        as investment advisor


                                   By: /s/
                                       ---------------------------------------
                                       Name:
                                       Title:




                          [Series E Purchase Agreement]

                                   JULIET CHALLENGER, INC.

                                   By: /s/ Andrew H. McQuarrie
                                       ---------------------------------------
                                       Name:  Andrew H. McQuarrie
                                       Title: Vice President


                                   ORCHID & CO., nominee for
                                   T. Rowe Price Threshold Fund III, L.P.

                                   By: T. Rowe Price Threshold Fund Associates, Inc.
                                        General Partner


                                   By: /s/ Junerose C. Sordoni
                                       ---------------------------------------
                                       Name:  Junerose C. Sordoni
                                       Title: Vice President


                                   LANDMARK VENTURE CAPITAL
                                   PARTNERS, LIMITED PARTNERSHIP

                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:

                                   /s/ Vikas Saini
                                   -------------------------------------------
                                   Vikas Saini

                                   /s/ Douglas Schair
                                   -------------------------------------------
                                   Douglas Schair

                                   /s/ C. G. Grefenstette
                                   -------------------------------------------
                                   Henry L. Hillman, Elsie Hilliard Hillman and
                                   C. G. Grefenstette, Trustees of the Henry L.
                                   Hillman Trust U/A dated 11/18/85




                          [Series E Purchase Agreement]

                                   NEW VENTURE PARTNERS III, LIMITED
                                   PARTNERSHIP

                                   By: /s/ Howard D. Wolfe, Jr.
                                       ---------------------------------------
                                       Name:  Howard D. Wolfe, Jr.
                                       Title: General Partner



                                   LANDMARK VENTURE CAPITL
                                   PARTNERS, LIMITED PARTNERSHIP

                                   By: /s/ Howard D. Wolfe, Jr.
                                       ---------------------------------------
                                       Name:  Howard D. Wolfe, Jr.
                                       Title: General Partner


                          [Series E Purchase Agreement]

                                   VENHILL LIMITED PARTNERSHIP

                                   By: /s/ Howard B. Hillman
                                       ---------------------------------------
                                       Name:
                                       Title: General Partner

                                   CHANCELLOR LGT PRIVATE CAPITAL
                                   PARTNERS III, L.P.

                                   By:  CPCP Associates, L.P., its general
                                          partner

                                   By:  Chancellor LGT Venture Partners, Inc.,
                                          its general partner


                                   By: /s/
                                       ---------------------------------------
                                       Name:
                                       Title:

                                   /s/ Veena C. Saini
                                   -------------------------------------------
                                   Veena C. Saini

                                   HIGHLAND CAPITAL PARTNERS II,
                                   LIMITED PARTNERSHIP

                                   By:  Highland Management Partners II
                                          Limited Partnership, its General
                                          Partner


                                   By: /s/ W. Grousbeck
                                       ---------------------------------------
                                       Name:  W. Grousbeck
                                       Title: G.P.




                          [Series E Purchase Agreement]

                                   CHARLES RIVER PARTNERSHIP VII,
                                   LIMITED PARTNERSHIP

                                   By: /s/ Richard M. Burnes, Jr.
                                       ---------------------------------------
                                       Name:  Richard M. Burnes, Jr.
                                       Title: General Partner

                                   POLARIS VENTURE PARTNERS, L.P.

                                   By:  Polaris Venture Management Co., LLC
                                          Its General Partner


                                   By: /s/ Terrance McGuire
                                       ---------------------------------------
                                       Member

                                   /s/ T. C. Bigley
                                   /s/ C. G. Grefenstette
                                   -------------------------------------------
                                   C. G. Grefenstette and Thomas C. Bigley,
                                   Trustees U/A/T dated 8/28/68 for Audrey
                                   Hilliard Hillman

                                   /s/ T. C. Bigley
                                   /s/ C.G. Grefenstette
                                   -------------------------------------------
                                   C. G. Grefenstette and Thomas C. Bigley,
                                   Trustees U/A/T dated 8/28/68 for Henry L.
                                   Hillman, Jr.

                                   /s/ T. C. Bigley
                                   /s/ C. G. Grefenstette
                                   -------------------------------------------
                                   C. G. Grefenstette and Thomas C. Bigley,
                                   Trustees U/A/T dated 8/28/68 for Juliet Lea
                                   Hillman

                                   /s/ T. C. Bigley
                                   /s/ C. G. Grefenstette
                                   -------------------------------------------
                                   C. G. Grefenstette and Thomas C. Bigley,
                                   Trustees U/A/T dated 8/28/68 for William
                                   Talbott Hillman



                          [Series E Purchase Agreement]

                                   /s/ Anne De Gheest
                                   -------------------------------------------
                                   Anne De Gheest

                                   /s/ Theodore H. Ashford
                                   -------------------------------------------
                                   Theodore H. Ashford

                                   ONE LIBERTY FUND III, L.P.

                                   By:  One Liberty Partners III, L.P.,
                                        Its General Partner

                                   By: /s/ Edwin M. Kania, Jr.
                                       ---------------------------------------
                                       Edwin M. Kania, Jr.
                                       General Partner

                                   /s/ Suzanne M. Otterbein
                                   -------------------------------------------
                                   Suzanne M. Otterbein

                                   /s/ David C. Zraket
                                   -------------------------------------------
                                   David C. Zraket

                                   GENSTAR INVESTMENT CORPORATION

                                   By: /s/ Richard D. Paterson
                                       ---------------------------------------
                                       Name:  Richard D. Paterson
                                       Title:    Executive Vice President

                                   /s/ Elizabeth Z. Callahan
                                   -------------------------------------------
                                   Elizabeth Z. Callahan

                                   /s/ Caroline Z. Pratt
                                   -------------------------------------------
                                   Caroline Z. Pratt

                                   /s/ L. J. Lloyd
                                   -------------------------------------------
                                   Lester J. Lloyd and/or Lynne Dewar Lloyd
                                   Trustees or Successor Trustees under The
                                   Lloyd Trust U/A/D 10/05/88



                          [Series E Purchase Agreement]

                                   POLARIS VENTURE PARTNERS
                                   FOUNDERS' FUND, L.P.

                                   By:  Polaris Venture Management Co., LLC
                                        Its General Partner


                                   By: /s/ Terrance McGuire
                                       ---------------------------------------
                                       Member


                                   /s/ Philip G. Aberizk
                                   -------------------------------------------
                                   Philip G. Aberizk




                          [Series E Purchase Agreement]

The undersigned holders of shares of Series A-1 Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock, by signing below, shall become parties to the Agreement solely with respect to the provisions of (i) Sections 7, 8(a), 10, 13, 15, 16, 18, 19, 20 and 21; (ii)
Section 8(b) solely with respect to the holders of Series D Preferred Stock;
(iii) Section 8(c) solely with respect to the holders of Series C Preferred Stock; and (iv) Section 8(d) solely with respect to the holders of Series A-1 Preferred Stock and Series B-1 Preferred Stock.


                                   ABS EMPLOYEE VENTURE FUND
                                   LIMITED PARTNERSHIP

                                   By: /s/ Margaret-Mary V. Preston
                                       ---------------------------------------
                                       Name:  Margaret-Mary V. Preston
                                       Title: VP of Alex. Brown Investments Inc.
                                               GP of the Partnership

                                   SECOND CENTURY GROWTH DEFERRED
                                   COMPENSATION PLAN: Piper Jaffray, Inc.

                                   By: /s/ Piper Jaffray Inc.
                                       ---------------------------------------
                                       Name:  Authorized Signatory
                                       Title:


                                   THE JOHN BURROUGHS SCHOOL
                                   ENDOWMENT FUND

                                   By: /s/
                                       ---------------------------------------
                                       Name:
                                       Title:


                                   /s/ Noubar Afeyan
                                   -------------------------------------------
                                   Noubar Afeyan



                          [Series E Purchase Agreement]

                                   /s/ Stanley Lapidus
                                   -------------------------------------------
                                   Stanley Lapidus


                                   GILDE INTERNATIONAL B.V.

                                   By:  One Liberty Partners III, L.P.,
                                        its Attorney-in-Fact


                                   By: /s/ Edwin M. Kania, Jr.
                                       ---------------------------------------
                                       Title:  Edwin M. Kania, Jr.
                                               General Partner


                                   MAYFIELD ASSOCIATES
MAYFIELD ASSOCIATES FUND,
A CALIFORNIA LIMITED PARTNERSHIP   By: /s/ George A. Pavlov
                                       ---------------------------------------
                                       Name:  George A. Pavlov
                                       Title: Authorized Signatory

MAYFIELD MEDICAL PARTNERS,
A CALIFORNIA PARTNERSHIP           MAYFIELD MEDICAL PARTNERS

BY: MAYFIELD VI, INVESTMENT        By: /s/ George A. Pavlov
    PARTNERS                           ---------------------------------------
A CALIFORNIA LIMITED PARTNERSHIP,      Name:  George A.Pavlov
Its General Partner                    Title: Authorized Signatory


BY: MAYFIELD VI MANAGEMENT
    PARTNERS,
A CALIFORNIA LIMITED PARTNERSHIP   MAYFIELD VI
General Partner of Mayfield VI
 Investment Partners               By: /s/ George A. Pavlov
                                       ---------------------------------------
                                        Name:  George A. Pavlov
MAYFIELD VI INVESTMENT PARTNERS,        Title: Authorized Signatory
A CALIFORNIA LIMITED PARTNERSHIP

BY: MAYFIELD VI MANAGEMENT
PARTNERS, A CALIFORNIA LIMITED
PARTNERSHIP, Its General Partner

                          [Series E Purchase Agreement]

                                   MERRILL, PICKARD, ANDERSON &
                                   EYRE IV, LIMITED PARTNERSHIP

                                   By:  MPAE IV Management Co., L.P.


                                   By: /s/ Steven L. Merrill
                                       ---------------------------------------
                                       Name:  Steven L. Merrill
                                       Title: General Partner


                                   NEW ENTERPRISE ASSOCIATES IV,
                                   LIMITED PARTNERSHIP

                                   By:  New Enterprise Associates IV, Limited
                                        Partnership

                                   By:  NEA Partners IV, Limited Partnership


                                   By: /s/ Nancy Dorman
                                       ---------------------------------------
                                       Nancy Dorman
                                       General Partner

                                   HLM PARTNERS VII, L.P.

                                   By: /s/ James J. Mahoney Jr.
                                       ---------------------------------------
                                       Name:  James J. Mahoney Jr.
                                       Title: General Partner


                                   SUTTER HILL VENTURES, A CALIFORNIA
                                   LIMITED PARTNERSHIP

                                   By: /s/ G. Leonard Baker, Jr.
                                       ---------------------------------------
                                       Name:  G. Leonard Baker, Jr.
                                       Title: Managing Director
                                              of the General Partner


                          [Series E Purchase Agreement]

                                   TOW PARTNERS, A CALIFORNIA LIMITED
                                   PARTNERSHIP

                                   By: /s/ Paul M. Wythes
                                       ---------------------------------------
                                       Name:  Paul M. Wythes
                                       Title: General Partner

                                   /s/ William H. Younger, Jr.
                                   -------------------------------------------
                                   William H. Younger, Jr., Trustee of the
                                   Younger Living Trust

                                   /s/ Paul M. Wythes
                                   -------------------------------------------
                                   Paul M. and Marsha R. Wythes, Trustees of
                                   the Wythes Living Trust

                                   /s/ G. Leonard Baker
                                   -------------------------------------------
                                   G. Leonard Baker

                                   /s/Sherryl W. Hossack Under Power of Attorney
                                   -------------------------------------------
                                   Ronald L. Perkins

                                   /s/Sherryl W. Hossack Under Power of Attorney
                                   -------------------------------------------
                                   James C. Gaither

                                   /s/ David L. Anderson
                                   -------------------------------------------
                                   David L. Anderson

                                   /s/ Tench Coxe
                                   -------------------------------------------
                                   Tench Coxe

                                   /s/ Robert Carpenter
                                   -------------------------------------------
                                   Robert Carpenter

                                   /s/ Theodore Stanley
                                   -------------------------------------------
                                   Theodore and Mary Stanley



                          [Series E Purchase Agreement]

                                   H&D INVESTMENTS II

                                   By: /s/ Paul P. Brountas
                                       ---------------------------------------
                                       Name:  Paul P. Brountas
                                       Title: Partner

                                   /s/ J. Breckenridge Eagle
                                   -------------------------------------------
                                   J. Breckenridge Eagle


                                   -------------------------------------------
                                   Vijay J. Shah

                                   /s/ J. Neal Armstrong
                                   -------------------------------------------
                                   J. Neal Armstrong

                                   /s/ Timothy J. Crowley
                                   -------------------------------------------
                                   Timothy J. Crowley

                                   /s/ Robert R. Everett
                                   -------------------------------------------
                                   Robert R. Everett


                                   THE LOWN CARDIOVASCULAR
                                   RESEARCH FOUNDATION

                                   By: /s/ Peter A. Zheutlin
                                       ---------------------------------------
                                       Name:  Peter A. Zheutlin
                                       Title: Treasurer


                                   /s/ Glen E. Wegner
                                   -------------------------------------------
                                   Glen E. Wegner




                          [Series E Purchase Agreement]

                                   ZED INTERNATIONAL, INC.

                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:


                                   BAYVIEW INVESTORS, LTD.

                                   By: /s/ Terry R. Otton
                                       ---------------------------------------
                                       Name:  Terry R. Otton
                                       Title: Authorized  Signatory


                                   INTERSTOCK ANSTALT


                                   By: /s/
                                       ---------------------------------------
                                       Authorized Signatory


                                   SVE STAR VENTURE ENTERPRISES NO. V,
                                   A GERMAN CIVIL LAW PARTNERSHIP
                                   (WITH LIMITATION OF LIABILITY)

                                   By: SVM Star Ventures Management
                                       gesellschaft mbH Nr. C


                                   By: /s/
                                       ---------------------------------------
                                       Authorized Signatory




                          [Series E Purchase Agreement]

                                   SVM STAR VENTURES
                                   MANAGEMENTGESELLSCHAFT MBH NR.
                                   3 & CO. BETEILIGUNGS KG

                                   By: SVM Star Ventures Management
                                       gesellschaft mbH Nr. C


                                   By: /s/
                                       ---------------------------------------
                                       Authorized Signatory

                                   /s/ Richard Rogers   /s/ Julie Rogers
                                   -------------------------------------------
                                   Richard and Julie Rogers


                                   AENEAS VENTURE CORPORATION

                                   By: /s/ Michael R. Eisenson
                                       ---------------------------------------
                                       Name:  Michael R. Eisenson
                                       Title: Authorized Signatory


                                   CATALYST VENTURES, LIMITED
                                   PARTNERSHIP

                                   By: New Enterprise Associates IV, Limited
                                       Partnership

                                   By: NEA Partners IV, Limited Partnership


                                   By: /s/ Nancy Dorman
                                       ---------------------------------------
                                       Name:  Nancy Dorman
                                       Title: General Partner




                          [Series E Purchase Agreement]

                                   WELLS FARGO BANK, TRUSTEE SHV
                                   M/P/T FBO DAVID L. ANDERSON

                                   By: /s/ Vicki M. Bandel   /s/ S. Matson
                                       ---------------------------------------
                                       Name:  Vicki M. Bandel
                                       Title: Trust Officer


                                   WELLS FARGO BANK, TRUSTEE SHV
                                   M/P/T FBO TENCH COXE

                                   By: /s/ Vicki M. Bandel   /s/ S. Matson
                                       ---------------------------------------
                                       Name:  Vicki M. Bandel
                                       Title: Trust Officer

                                   /s/ William H. Younger, Jr.
                                   -------------------------------------------
                                   William H. Younger, Jr.


                                   THE STANLEY RESEARCH FOUNDATION

                                   By: /s/ Theodore Stanley
                                       ---------------------------------------

                                       Name:
                                       Title:

                                   FISHERS ISLAND PARTNERS

                                   By: /s/
                                       ---------------------------------------
                                       Name:  For Fishers Island Partners
                                       Title:


                                   /s/ Nassib G. Chamoun
                                   -------------------------------------------
                                   Nassib G. Chamoun


                                   -------------------------------------------
                                   Ziad and Lori Chamoun



                          [Series E Purchase Agreement]

                                   /s/ Philip Devlin as Custodian for
                                   Michael Travers Devlin
                                   -------------------------------------------
                                   Philip Devlin as Custodian for Michael
                                   Travers Devlin


                                   -------------------------------------------
                                   Farhat N. Homsy, M.D.



                                   -------------------------------------------
                                   Douglas N. Young


                                   /s/ Mary Lee Young
                                   -------------------------------------------
                                       NEW VENTURE PARTNERS III, LIMITED
                                   PARTNERSHIP

                                   By: /s/ Howard D. Wolfe, Jr.
                                       ---------------------------------------
                                       Name:  Howard D. Wolfe, Jr.
                                       Title: General Partner

                                   Mary Lee Young

                                   /s/ Donald Stanski M.D.
                                   -------------------------------------------
                                   Donald Stanski



                                   -------------------------------------------
                                   Nina S. Rohrbasser


                                   -------------------------------------------
                                   Victoria Shah


                                   /s/ Jeffrey L. Barrett
                                   -------------------------------------------
                                   Jeffrey L. Barrett

                                   /s/ Stephen E. Coit
                                   -------------------------------------------
                                   Stephen E. Coit

                                   /s/ Steven H. Kane
                                   -------------------------------------------
                                   Steven H. Kane

                          [Series E Purchase Agreement]

                                   /s/ Lester J. Lloyd
                                   -------------------------------------------
                                   Lester J. Lloyd








                          [Series E Purchase Agreement]